Exhibit 21.1

Subsidiaries of Gener8 Maritime Inc. and Jurisdiction of Organization/Qualification

Legal Entity	Jurisdiction
Arlington Tankers, LLC	Delaware
Companion Ltd.	Bermuda
Compatriot Ltd.	Bermuda
Concept Ltd.	Bermuda
Concord Ltd.	Bermuda
Consul Ltd.	Bermuda
Contest Ltd.	Bermuda
Gener8 Andriotis Inc.	Marshall Islands
Gener8 Chiotis Inc.	Marshall Islands
Gener8 Maritime Management (Portugal) LLC	Marshall Islands
Gener8 Maritime Management LLC	Marshall Islands (also qualified in New York)
Gener8 Maritime Subsidiary II Inc.	Marshall Islands
Gener8 Maritime Subsidiary III Ltd.	Bermuda
Gener8 Maritime Subsidiary Inc.	Marshall Islands
Gener8 Maritime Subsidiary IV Inc.	Marshall Islands
Gener8 Maritime Subsidiary V Inc.	Marshall Islands
Gener8 Maritime Subsidiary VI Inc.	Marshall Islands
Gener8 Maritime Subsidiary VII Inc.	Marshall Islands
Gener8 Miltiades Inc.	Marshall Islands
Gener8 Strength Inc.	Marshall Islands
Gener8 Success Inc.	Marshall Islands
Gener8 Supreme Inc.	Marshall Islands
Gener8 Tankers 1 Inc.	Marshall Islands
Gener8 Tankers 2 Inc.	Marshall Islands
Gener8 Tankers 3 Inc.	Marshall Islands
Gener8 Tankers 4 Inc.	Marshall Islands
Gener8 Tankers 5 Inc.	Marshall Islands
Gener8 Tankers 6 Inc.	Marshall Islands
Gener8 Tankers 7 Inc.	Marshall Islands
Gener8 Tankers 8 Inc.	Marshall Islands
General Maritime Crewing (Singapore) Pte. Ltd.	Singapore
General Maritime Crewing Pte. Ltd.	Russia
General Maritime Management (Portugal), LDA	Portugal
GMR Administration Corp.	Marshall Islands
GMR Agamemnon LLC	Liberia
GMR Argus LLC	Marshall Islands
GMR Atlas LLC	Marshall Islands
GMR Chartering LLC	New York

GMR Daphne LLC	Marshall Islands
GMR Defiance LLC	Liberia
GMR Elektra LLC	Marshall Islands
GMR George T LLC	Marshall Islands
GMR Harriet G LLC	Liberia
GMR Hercules LLC	Marshall Islands
GMR Hope LLC	Marshall Islands
GMR Horn LLC	Marshall Islands
GMR Kara G LLC	Liberia
GMR Maniate LLC	Marshall Islands
GMR Minotaur LLC	Liberia
GMR Orion LLC	Marshall Islands
GMR Phoenix LLC	Marshall Islands
GMR Poseidon LLC	Marshall Islands
GMR Spartiate LLC	Marshall Islands
GMR Spyridon LLC	Marshall Islands
GMR St. Nikolas LLC	Marshall Islands
GMR Star LLC	Liberia
GMR Strength LLC	Liberia
GMR Ulysses LLC	Marshall Islands
GMR Zeus LLC	Marshall Islands
STI Cavaliere Shipping Company Limited	Marshall Islands
STI Dundee Shipping Company Limited	Marshall Islands
STI Edinburgh Shipping Company Limited	Marshall Islands
STI Esles Shipping Company Limited	Marshall Islands
STI Glasgow Shipping Company Limited	Marshall Islands
STI Newcastle Shipping Company Limited	Marshall Islands
STI Perth Shipping Company Limited	Marshall Islands
Unique Tankers LLC	Marshall Islands
Victory Ltd.	Bermuda
Vision Ltd.	Bermuda